Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of August 7, 2014, among REYNOLDS AMERICAN INC., a North Carolina Corporation (the “Borrower”), various lending institutions party to the Credit Agreement referred to below (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of October 8, 2013 (the “Credit Agreement”);

WHEREAS, subject to the terms and conditions of this First Amendment, the Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement, in each case as provided herein;

NOW, THEREFORE, it is agreed:

I.	Amendments to the Credit Agreement.

1. Section 1 of the Credit Agreement is hereby amended by amending and restating the definition of “Consolidated EBITDA” in its entirety as follows:

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and (other than with respect to clause (I)(n) below) to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of:

(I) (a) provision for all income taxes and foreign withholding taxes, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary losses, (f) any non-cash expenses or losses, (g) any losses on sales of assets outside of the ordinary course of business (whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period), (h) any cash payment received during such period in respect of any non-cash item described in clause (II)(a)(i) or (ii) below subsequent to the fiscal quarter in which the relevant non-cash item was reflected as a gain or income in the statement of Consolidated Net Income, (i) the amount of all cash payments received during such period in respect of any settlement with respect to tobacco litigation related liability which otherwise did not increase Consolidated Net Income for such period or a prior period, (j) any losses for such period attributable to early extinguishment of Indebtedness or net realized loss obligations under any Swap Agreement, (k) non-recurring transaction fees, costs, expenses and charges (including but not limited to investment banker, consulting, advisory and legal fees) incurred in connection with the following transactions, agreements and documents (collectively, the “Subject Transactions”): this Amendment, the Bridge Loan Facility Documents, the Ancillary Agreements (as such term is defined in the Imperial Purchase Agreement), the Lorillard Acquisition, the BAT Equity Issuance, the issuance by the Borrower of common equity to the shareholders of Lorillard pursuant to the terms of the Lorillard Acquisition Agreement, the issuance and sale of any senior unsecured notes in a public offering or, if appropriate, a Rule 144A or other private placement, the proceeds of which are used to finance in whole or in part the Lorillard Acquisition or to refinance any portion of the Bridge Loan Facility or to repay or refinance any existing Indebtedness of Lorillard or any of its Subsidiaries on or following the consummation of the Lorillard Acquisition, and the Specified Asset Dispositions; provided that the aggregate amount for all such items under this clause (k) shall not exceed $400,000,000 in the aggregate during the term of this Agreement, (l) business optimization, restructuring and transition expenses, costs, charges, accruals or reserves incurred within three (3) years of the Acquisition Closing Date in connection with any of the Subject Transactions, which for the avoidance of doubt shall include severance payments and costs, legal defense and settlement costs (including any costs paid in satisfaction of judgments), relocation costs, costs related to the closure, opening, curtailment and/or consolidation of facilities, retention charges, systems establishment costs, spin-off costs, integration costs, signing costs, retention and completion bonuses, amortization of signing bonuses, inventory optimization expenses, contract termination costs, transaction costs, costs related to entry into new markets, consulting fees, recruiter fees, provided that the aggregate amount for all such items under this clause (l) shall not exceed $500,000,000 in the aggregate during the term of this Agreement, provided further that the aggregate amount for all such items under this clause (l) shall not exceed $250,000,000 in the aggregate during the second and third years following the Acquisition Closing Date, (m) any expenses, costs, charges, accruals or reserves incurred in connection with any of the Subject Transactions pursuant to or in connection with any management or employee benefit plan, including but not limited to curtailments or modifications to pension and post-retirement employee benefit plans, and conversion costs and excess pension charges, provided that the aggregate amount for all such items under this clause (m) shall not exceed $100,000,000 in the aggregate during the term of this Agreement, and (n) the amount of cost savings and synergies projected by the Borrower in good faith to be reasonably anticipated to be realized from actions taken prior to or during such period in connection with any of the Subject Transactions (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions); provided that the aggregate amount under this clause (n) shall not exceed $200,000,000 in the aggregate during any four fiscal quarter period (prior to giving effect to such amount), all as determined on a consolidated basis for the Borrower and its Subsidiaries for such period, minus

(II) (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary gain, (ii) any non-cash income or gains, (iii) any gain on sales of assets outside of the ordinary course of business (whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period), and (iv) income tax credits (to the extent not netted from income tax expense), (b) any cash payments made during such period in respect of any non-cash items described in clause (I)(d), (e) or (f) above subsequent to the fiscal quarter in which the relevant non-cash item was reflected as a charge in the statement of Consolidated Net Income, (c) the amount of all cash payments made by the Borrower and its Subsidiaries during such period pursuant to any settlement with respect to tobacco litigation related liability which otherwise did not reduce Consolidated Net Income for such period or a prior period, all as determined on a consolidated basis for the Borrower and its Subsidiaries for such period and (d) net realized income or gains from obligations under Swap Agreements.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio, (i) if at any time during such Reference Period (or, for purposes of Section 6.05(c) only, during the period commencing on the first day of such Reference Period and ending on or prior to such date of determination), the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period (or, for purposes of Section 6.05(c) only, during the period commencing on the first day of such Reference Period and ending on or prior to such date of determination), the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including for purposes of calculating Consolidated EBITDA as if such Material Acquisition occurred on the first day of such Reference Period, which pro forma calculation may include, among other things, a reduction in costs and expenses (and a resulting increase in Consolidated EBITDA) as a result of any transfer, disposition or sale of any employees, assets or business or any other cost reducing measures undertaken by the target of such Material Acquisition and/or any of its Subsidiaries during the applicable Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $250,000,000; and “Material Disposition” means any disposition of property or series of related dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $250,000,000.

2. Section 1 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order within said Section:

“Acquisition Closing Date” means the date upon which the Lorillard Acquisition has been consummated in accordance with the terms and conditions of the Lorillard Acquisition Agreement.

“BAT” means British American Tobacco p.l.c., a public limited company incorporated under the laws of England and Wales, and any successor thereto.

“BAT Subscription Agreement” means that certain Subscription and Support Agreement dated as of July 15, 2014, among the Borrower, BAT and Brown & Williamson Holdings Inc., as may be amended, restated, supplemented or otherwise modified from time to time, pursuant to which BAT has agreed, directly or indirectly through one or more of its wholly owned subsidiaries, to subscribe for and purchase simultaneously with the consummation of the Lorillard Acquisition, shares of the Borrower’s common stock for an aggregate purchase price of approximately $4.7 billion (the “BAT Equity Issuance”).

“Bridge Commitment Parties” means each of JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc. and one or more affiliates thereof, together with the other financial institutions that become “Commitment Parties” or “Lenders” under the Bridge Commitment Letter and the other financial institutions as lenders and agents under the Bridge Loan Facility Documents.

“Bridge Loan Facility” means the term loan credit facility in an amount of up to $9,000,000,000 to be provided by the Bridge Commitment Parties (or one or more affiliates thereof) in connection with the Lorillard Acquisition as contemplated by that certain Commitment Letter (the “Bridge Commitment Letter”), dated as of July 15, 2014, among the Bridge Commitment Parties party thereto, the other financial institutions that may become party thereto after the date hereof as lenders and the Borrower, as amended or supplemented from time to time.

“Bridge Loan Facility Documents” means the loan agreement evidencing the Bridge Loan Facility, together with each other agreement, contract, instrument, certificate or other loan document entered into by the Borrower and/or the other Loan Parties in connection with the Bridge Loan Facility on or after the date hereof.

“Imperial” means Imperial Tobacco Group PLC, a public limited company incorporated under the laws of England and Wales, and any successor thereto.

“Imperial Divestiture Documents” means the Imperial Purchase Agreement, the Imperial Transfer Agreement, and each other agreement, instrument or other document heretofore, now or hereafter entered into in connection therewith, in each case as may be amended, restated, supplemented or otherwise modified from time to time.

“Imperial Purchase Agreement” means that certain Asset Purchase Agreement, dated as of July 15, 2014, by and among the Borrower, Lignum-2, L.L.C., and Imperial, as may be amended, restated, supplemented or otherwise modified from time to time.

“Imperial Transfer Agreement” means that certain Transfer Agreement, dated as of July 15, 2014, by and between Lignum-2, L.L.C. and Lorillard, as may be amended, restated, supplemented or otherwise modified from time to time.

“Lorillard” means Lorillard, Inc., a Delaware corporation, and any successor thereto.

“Lorillard Acquisition” means the acquisition of one hundred percent (100%) of the equity interests of Lorillard by the Borrower, directly or indirectly through one or more of its subsidiaries, in accordance with the terms and conditions of the Lorillard Acquisition Agreement.

“Lorillard Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of July 15, 2014, by and among Lorillard, the Borrower, and Lantern Acquisition Co., as may be amended, restated, supplemented or otherwise modified from time to time.

“Specified Asset Dispositions” means consummation of (a) the asset dispositions (which may include Equity Interests of one or more Subsidiaries of the Borrower or Lorillard) specified in the Imperial Divestiture Documents, as in effect on the date hereof, including, but not limited to, the asset dispositions made to Imperial (or one or more affiliates or assignees thereof) of cigarette brands “Winston”, “Kool” and “Salem” and, under certain circumstances, “Doral”, certain assets related to the “e-vapor” brand “blu” and the cigarette brand “Maverick”, and the disposition of certain factories, headquarters and employees of Lorillard or its Subsidiaries and the transfer of certain associated liabilities as specified in the Imperial Divestiture Documents, and (b) any other asset dispositions (which may include Equity Interests of one or more Subsidiaries of the Borrower or Lorillard) by the Borrower and/or its Subsidiaries in connection with the consummation of the Lorillard Acquisition made pursuant to any modifications, amendments, supplements, replacements or substitutions (in each case, in whole or in part), waivers, consents or requests (including the effects of any such requests) under the Imperial Divestiture Documents that do not result in (i) additional assets exceeding in the aggregate $250 million becoming part of the Specified Asset Dispositions or (ii) a Substantial Detriment (as defined in the Lorillard Acquisition Agreement on the date hereof) unless either such addition of assets or Substantial Detriment is consented to in writing by the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

3. Section 6.03 of the Credit Agreement is hereby amended by deleting the word “and” immediately preceding clause (iii) thereof and the period at the end of clause (iii) thereof, and inserting the following new clause (iv) at the end thereof immediately following clause (iii) thereof to read in its entirety as follows:

“, and (iv) the Borrower and/or one or more of its Subsidiaries may consummate the Specified Asset Dispositions that by their terms are to occur on or after the Acquisition Closing Date in connection with the consummation of the Lorillard Acquisition.”

4. Section 6.04(a) of the Credit Agreement is hereby amended by amending and restating said Section to read in its entirety as follows:

(a) Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrower to exceed (i) 3.00:1.00, as of the last day of any such period ending prior to the Acquisition Closing Date, (ii) 4.50:1.00, as of the last day of any such period ending in the fiscal quarter in which the Acquisition Closing Date occurs through and including the next two immediately succeeding fiscal quarters, (iii) 4.25:1.00, as of the last day of any four fiscal quarters ending with the next three fiscal quarters after the period described in the immediately preceding clause (ii), (iv) 3.75:1.00, as of the last day of any four fiscal quarters ending with the next three fiscal quarters after the period described in the immediately preceding clause (iii), and (v) 3.50:1.00, thereafter.

5. Section 6.05 of the Credit Agreement is hereby amended by deleting the word “and” immediately preceding clause (e) thereof and the period at the end of clause (e) thereof, and inserting the following new clause (f) at the end thereof to read in its entirety as follows:

“(f) the Borrower may make any and all payments and distributions required to be made pursuant to the Lorillard Acquisition Agreement as in effect on the date hereof.”

6. Section 6.06 of the Credit Agreement is hereby amended by deleting the word “and” immediately preceding clause (f) thereof and the period at the end of clause (f) thereof, and inserting the following new clause (g) at the end thereof to read in its entirety as follows:

“, and (g) any transactions entered into pursuant to the BAT Subscription Agreement, the Imperial Divestiture Documents or the Lorillard Acquisition Agreement.”

7. Section 6.07(a) of the Credit Agreement is hereby amended by deleting the word “and” immediately preceding clause (x) of the proviso thereof and the period at the end thereof and inserting the following new clause (xi) at the end thereto to read in its entirety as follows:

“and (xi) the foregoing shall not apply to (A) any mandatory prepayment provisions in the loan agreement governing the Bridge Loan Facility or (B) any other restrictions in the Bridge Loan Facility Documents provided such other restrictions are no more restrictive than the restrictions set forth in this Agreement.”

8. Section 6.08 of the Credit Agreement is hereby amended by amending and restating said Section to read in its entirety as follows:

“SECTION 6.08. Subsidiary Indebtedness. The Borrower will not permit the aggregate principal amount of Indebtedness of its Non-Guarantor Subsidiaries (excluding any Indebtedness of a Subsidiary of the Borrower owed to the Borrower or another Subsidiary of the Borrower, but including any Guarantee by a Non-Guarantor Subsidiary of Indebtedness of the Borrower) to exceed: (a) the indebtedness of Lorillard and its Subsidiaries outstanding on the Acquisition Closing Date after giving effect to the Subject Transactions, during the period commencing on the Acquisition Closing Date and ending on the earlier of (x) the date Lorillard and its Material Subsidiaries enter into guarantees of the Obligations to the extent required pursuant to Section 5.09 hereof, and, if applicable, guarantees of the Bridge Loan Facility, and (y) the tenth (10th) day after the Acquisition Closing Date or such later date as agreed to by the Administrative Agent in its sole discretion, and (b) $300,000,000, on and at all times after the expiration of the period described in the immediately preceding clause (a).

9. Exhibit D to the Credit Agreement, the form of Compliance Certificate is hereby amended and restated to read in its entirety as set forth on Annex I attached hereto.

II.	Conditions.

This First Amendment shall become effective on the date (such date being referred to as the “First Amendment Effective Date”) that the following conditions have been satisfied:

1. The Administrative Agent shall have received an officer’s certificate from a responsible officer of the Borrower certifying that:

(a) no Default or Event of Default exists as of the First Amendment Effective Date (as defined below), both before and after giving effect to this First Amendment; and

(b) all of the representations and warranties contained in the Credit Agreement or other Loan Documents are true and correct in all material respects on the First Amendment Effective Date, both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the date hereof (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. (i) All reasonable out-of-pocket fees, costs and expenses owing to the Administrative Agent (including reasonable invoiced costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this First Amendment shall have been paid in full and (ii) the Administrative Agent shall have received, for the account of each Lender that has validly submitted an executed counterpart to this First Agreement on or prior to 5:00 p.m., New York City time, on August 1, 2014 (and has not withdrawn such consent as of the First Amendment Effective Date), a fee equal to 0.05% of the principal amount of such Lender’s Commitment (whether used or unused) at such time.

3. The Administrative Agent shall have received executed signature pages hereto from each of the Borrower, the Administrative Agent and the Lenders constituting Required Lenders under the Credit Agreement.

III.	Miscellaneous Provisions.

1. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

2. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by electronic transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this First Amendment.

3. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

4. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

*     *     *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to Credit Agreement to be duly executed and delivered as of the date first above written.

REYNOLDS AMERICAN INC., as the Borrower

By:	/s/ Daniel A. Fawley
Name: Daniel A. Fawley
Title: SVP and Treasurer

[Signature page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, Individually and as Administrative Agent

By:	/s/ Tony Yung
Name: Tony Yung
Title: Executive Director

[Signature page to First Amendment to Credit Agreement]

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

CITIBANK, N.A.

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

By:	/s/ Samuel Miller
Name: Samuel Miller
Title: Authorized Signatory

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

GOLDMAN SACHS BANK USA

By:	/s/ Allison O’Connor
Name: Allison O’Connor
Title: Authorized Signatory

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

MIZUHO BANK, LTD.

By:	/s/ James Fayen
Name: James Fayen
Title: Deputy General Manager

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

ROYAL BANK OF CANADA

By:	/s/ Simone G. Vinocour McKeever
Name: Simone G. Vinocour McKeever
Title: Authorized Signatory

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

THE BANK OF NOVA SCOTIA:

By:	/s/ Michelle Phillips
Name: Michelle C. Phillips
Title: Director & Execution Head

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

FIFTH THIRD BANK:

By:	/s/ Mary Ramsey
Name: Mary Ramsey
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

WELLS FARGO BANK, NA.

By:	/s/ Caroline B. Olzinski
Name: Caroline B. Olzinski Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

PNC BANK, NATIONAL ASSOCIATION, as Lender:

By:	/s/ Jessica Fabrizi Sidhom
Name: Jessica Fabrizi Sidhom Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

THE BANK OF NEW YORK MELLON

By:	/s/ Jeffrey Dears
Name: Jeffrey Dears Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

NORTHERN TRUST COMPANY

By:	/s/ John Canty
Name: John Canty Title: Senior Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

AGFIRST FARM CREDIT BANK

By:	/s/ Steven J. O’Shea
Name: Steven J. O’Shea Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

FARM CREDIT BANK OF TEXAS:

By:	/s/ Alan Robinson
Name: Alan Robinson Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, AMONG REYNOLDS AMERICAN, INC., VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

UNITED FCS, PCA DBA FCS

COMMERCIAL FINANCE GROUP:

By:	/s/ Daniel J. Best
Name: Daniel J. Best Title: Vice President

Annex I

[Form of Compliance Certificate – To be Attached]

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section 5.01(c) of the Credit Agreement, dated as of October [__], 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among Reynolds American Inc., (the “Borrower”), the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1. I am the duly elected, qualified and acting [            ]1 of the Borrower.

2. I have reviewed and am familiar with the contents of this Compliance Certificate. I am providing this Compliance Certificate solely in my capacity as an officer of the Borrower. The matters set forth herein are true to the best of my knowledge after due inquiry.

3. I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). [Except as set forth on Annex 1(a),] [S]uch review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default.

4. [Except as set forth on Annex 1(b),] I have no knowledge of the existence, as of the date of this Compliance Certificate, of any material change in GAAP or in the application thereof since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement.

5. The following represent true and accurate calculations, as of [                 , 20    ], to be used to determine compliance with the covenants set forth in Section 6.04 of the Credit Agreement:

(a)	Consolidated Leverage Ratio:

Consolidated Debt (as at the last day of any period) =	[__________]
Consolidated EBITDA (for such period) =	[__________]
Actual Ratio =	[_____] to 1.00
Required Ratio =	[ ][2] to 1.00

Supporting detail showing the calculation of Consolidated Leverage Ratio is attached hereto as Schedule 1.

[1]	Insert position of Financial Officer.
[2]	To be inserted pursuant to Section 6.04(a) of the Credit Agreement.

(b)	Consolidated Interest Coverage Ratio:

Consolidated EBITDA (for such period) =	[__________]
Consolidated Interest Expense (for such period) =	[__________]
Actual Ratio =	[_____] to 1.00
Required Ratio =	4.00 to 1.00

Supporting detail showing the calculation of Consolidated Interest Coverage Ratio is attached hereto as Schedule 2.

ANNEX 1

[Applicable Financial Statements to Be Attached]

SCHEDULE 1

CONSOLIDATED LEVERAGE RATIO

(A) Consolidated Leverage Ratio: as at the last day of any period, the ratio of (a) Consolidated Debt on such day to (b) Consolidated EBITDA for such period.

(a) Consolidated Debt as of [ , 20__]:

(I)    at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, acceptances and similar arrangements and all surety, appeal and litigation bonds and similar obligations issued for the account of the Borrower or any of its Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations or reimbursement obligations owing in respect of thereof) shall not be included in any determination of “Consolidated Debt”:

(i) all indebtedness of such Person for borrowed money or with respect to deposits or advances of any kind;

(ii)   all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued expenses incurred in the ordinary course of such Person’s business and any obligation of the Borrower or any Subsidiary thereof to purchase tobacco and/or other products, services and produce utilized in its business pursuant to agreements entered into in the ordinary course of business on a basis consistent with the Borrower’s or such Subsidiary’s past practices or then current industry practices);

(iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(iv)  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(v) all Capital Lease Obligations of such Person;

(vi) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit or similar arrangements;

(vii)      the maximum amount available to be drawn or paid under all surety, appeal and litigation bonds and similar obligations issued for the account of such Person and all unreimbursed payments in respect of such surety, appeal and litigation bonds and similar obligations;

(viii) all Guarantees by such Person in respect of obligations of the kind referred to in items (A)(a)(I)(i) through (vii) above;

(ix)       all obligations of the kind referred to in items (A)(a)(I)(i) through (viii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

Consolidated Debt

(b) Consolidated EBITDA as of [_______ __, 20__]:

(I) Consolidated Net Income for such period

(i) Consolidated net income or loss of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:

(ii)    the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, subject to the second sentence of the definition of “Consolidated EBITDA”;

(iii)  the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions; and

(iv)   the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary.

plus; without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of:

(II)(a) provision for all income taxes and foreign withholding taxes;

(b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans);

(c) depreciation and amortization expense;

(d) amortization of intangibles (including, but not limited to, goodwill) and organization costs;

(e) any extraordinary losses;

(f) any non-cash expenses or losses;

(g) any losses on sales of assets outside of the ordinary course of business (whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period),

(h)    any cash payment received during such period in respect of any non-cash item described in items (III)(a)(i) or (ii) below subsequent to the fiscal quarter in which the relevant non-cash item was reflected as a gain or income in the statement of Consolidated Net Income;

(i)     the amount of all cash payments received during such period in respect of any settlement with respect to tobacco litigation related liability which otherwise did not increase Consolidated Net Income for such period or a prior period;

(j) any losses for such period attributable to early extinguishment of Indebtedness or net realized loss obligations under any Swap Agreement;

(k)    non-recurring transaction fees, costs, expenses and charges (including but not limited to investment banker, consulting, advisory and legal fees) incurred in connection with the following transactions, agreements and documents (collectively, the “Subject Transactions”): this Amendment, the Bridge Loan Facility Documents, the Ancillary Agreements (as such term is defined in the Imperial Purchase Agreement), the Lorillard Acquisition, the BAT Equity Issuance, the issuance by the Borrower of common equity to the shareholders of Lorillard pursuant to the terms of the Lorillard Acquisition Agreement, the issuance and sale of any senior unsecured notes in a public offering or, if appropriate, a Rule 144A or other private placement, the proceeds of which are used to finance in whole or in part the Lorillard Acquisition or to refinance any portion of the Bridge Loan Facility or to repay or refinance any existing Indebtedness of Lorillard or any of its Subsidiaries on or following the consummation of the Lorillard Acquisition, and the Specified Asset Dispositions; provided that the aggregate amount for all such items under this item (k) shall not exceed $400,000,000 in the aggregate during the term of the Credit Agreement;

(l)     business optimization, restructuring and transition expenses, costs, charges, accruals or reserves incurred within three (3) years of the Acquisition Closing Date in connection with any of the Subject Transactions, which for the avoidance of doubt shall include severance payments and costs, legal defense and settlement costs (including any costs paid in satisfaction of judgments), relocation costs, costs related to the closure, opening, curtailment and/or consolidation of facilities, retention charges, systems establishment costs, spin-off costs, integration costs, signing costs, retention and completion bonuses, amortization of signing bonuses, inventory optimization expenses, contract termination costs, transaction costs, costs related to entry into new markets, consulting fees, recruiter fees, provided that the aggregate amount for all such items under this item (l) shall not exceed $500,000,000 in the aggregate during the term of the Credit Agreement, provided further that the aggregate amount for all such items under this item (l) shall not exceed $250,000,000 in the aggregate during the second and third years following the Acquisition Closing Date;

(m)  any expenses, costs, charges, accruals or reserves incurred in connection with any of the Subject Transactions pursuant to or in connection with any management or employee benefit plan, including but not limited to curtailments or modifications to pension and post-retirement employee benefit plans, and conversion costs and excess pension charges, provided that the aggregate amount for all such items under this item (m) shall not exceed $100,000,000 in the aggregate during the term of the Credit Agreement; and

(n)    the amount of cost savings and synergies projected by the Borrower in good faith to be reasonably anticipated to be realized from actions taken prior to or during such period in connection with any of the Subject Transactions (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions); provided that the aggregate amount under this item (n) shall not exceed $200,000,000 in the aggregate during any four fiscal quarter period (prior to giving effect to such amount), all as determined on a consolidated basis for the Borrower and its Subsidiaries for such period;

minus:

(III)(a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of

(i) any extraordinary gain;

(ii) any non-cash income or gains;

(iii)  any gain on sales of assets outside of the ordinary course of business (whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period); and

(iv) income tax credits (to the extent not netted from income tax expense);

(b)    any cash payments made during such period in respect of any non-cash items described in items (II)(d), (e) or (f) above subsequent to the fiscal quarter in which the relevant non-cash item was reflected as a charge in the statement of Consolidated Net Income;

(c)    the amount of all cash payments made by the Borrower and its Subsidiaries during such period pursuant to any settlement with respect to tobacco litigation related liability which otherwise did not reduce Consolidated Net Income for such period or a prior period, all as determined on a consolidated basis for the Borrower and its Subsidiaries for such period; and

(d) net realized income or gains from obligations under Swap Agreements

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio

(i) if at any time during such Reference Period (or, for purposes of Section 6.05(c) of the Credit Agreement only, during the period commencing on the first day of such Reference Period and ending on or prior to such date of determination), the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and

(ii) if during such Reference Period (or, for purposes of Section 6.05(c) of the Credit Agreement only, during the period commencing on the first day of such Reference Period and ending on or prior to such date of determination), the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including for purposes of calculating Consolidated EBITDA as if such Material Acquisition occurred on the first day of such Reference Period, which pro forma calculation may include, among other things, a reduction in costs and expenses (and a resulting increase in Consolidated EBITDA) as a result of any transfer, disposition or sale of any employees, assets or business or any other cost reducing measures undertaken by the target of such Material Acquisition and/or any of its Subsidiaries during the applicable Reference Period.

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $250,000,000; and “Material Disposition” means any disposition of property or series of related dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $250,000,000.

Consolidated EBITDA

Ratio of (a) Consolidated Debt to (b) Consolidated EBITDA	[ ]:1.00

Required Ratio	[ ][3]:1.00

[3]	To be inserted pursuant to Section 6.04(a) of the Credit Agreement.

SCHEDULE 2

CONSOLIDATED INTEREST COVERAGE RATIO

(A) Consolidated Interest Coverage Ratio: as at the last day of any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
(a) Consolidated EBITDA as of [ , 20__]:
Consolidated EBITDA (See Schedule 1 for calculation)
(b) Consolidated Interest Expense for such period:

(I)    Total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

For the purposes of calculating Consolidated Interest Expense for any Reference Period pursuant to any determination of the Consolidated Interest Coverage Ratio,

(i) all Indebtedness incurred or issued during the relevant Reference Period (or, for purposes of Section 6.05(c) of the Credit Agreement only, during the period commencing on the first day of such Reference Period and ending on or prior to such date of determination) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Reference Period and remain outstanding through such Reference Period,

(ii) all Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed during the relevant Reference Period (or, for purposes of Section 6.05(c) of the Credit Agreement only, during the period commencing on the first day of such Reference Period and ending on or prior to such date of determination) shall be deemed to have been retired or redeemed on the first day of such Reference Period and remain retired through the entirety of such Reference Period, and

(iii) all Indebtedness assumed to be outstanding pursuant to preceding item (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective Reference Period when same was deemed outstanding (for this purpose, using the floating rate applicable thereto at the time of determination), in the case of floating rate Indebtedness; provided that interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding.

Consolidated Interest Expense
Ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense	[ ]:1.00
Required Ratio	4:00:1.00

SCHEDULE 2

IN WITNESS WHEREOF, I have executed this Compliance Certificate this         day of                     , 20__.

REYNOLDS AMERICAN INC.

By:
Name: Title: